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                                                                   Exhibit 99.2

                            CERTIFICATE OF ADJUSTMENT


         This is to certify pursuant to Section 12 of the Amended and Restated Rights Plan, dated as of June 1, 1997, between Eaton Corporation, an Ohio corporation (the "Company"), and EquiServe Trust Company, N.A. (successor to First Chicago Trust Company of New York), as Rights Agent (the "Rights Plan"), that:

I.       Statement of Facts.
         ------------------

         At its January 20, 2004 meeting, the Company's Board of Directors declared a two-for-one split of the shares of common stock, par value $.50 per share, of the Company (the "Common Shares"), to be effected in the form of a 100% stock distribution (the "Distribution") on February 23, 2004 to holders of record of the Company's issued Common Shares at the close of business on February 9, 2004.

II.      Adjustments Pursuant to the Rights Plan.
         ---------------------------------------

         Pursuant to the provisions of Sections 11(n) and 23(a) of the Rights Plan, certain adjustments to the number of one-hundredths of a Preferred Share (as defined in the Rights Plan) purchasable upon proper exercise of each Right (as defined in the Rights Plan) and to the Redemption Price (as defined in the Rights Plan) shall be effected as of February 23, 2004, in connection with the Distribution, as set forth below:

                  1. Pursuant to Section 11(n) of the Rights Plan, the number of Preferred Shares purchasable upon proper exercise of a Right shall be equal to one two-hundredth.

                  2. Pursuant to Section 23(a) of the Rights Plan, the Redemption Price shall be equal to $.005 per Right.




Dated this 19th day of February, 2004


                                           EATON CORPORATION



                                           By: /s/ E. R. Franklin
                                               -----------------------------
                                           Name: E. R. Franklin
                                           Title: Vice President and Secretary




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